Morgan Stanley Natural Resource Development Securities Inc.
                     Item 77(o) 10f-3 Transactions
                   April 1, 2001- September 30, 2001


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Statoil   July 2,    $7.47   112,50  0.310%  $2,862,330,0   .029%   Warbur
Inc..      2001                0                  00                   g

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